EXHIBIT 5.1


                 [Piper Marbury Rudnick & Wolfe LLP Letterhead]


                                 April __, 2002

Visual Networks, Inc.
2092 Gaither Road
Rockville, Maryland 20850

Ladies and Gentlemen:

         We have acted as counsel to Visual Networks, Inc., a Delaware corporation (the "Company"), in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the resale by the selling stockholders of (i) 2,985,893 shares of the Company's Common Stock, par value $0.01 per share, that are issuable upon conversion of the Company's 5% Senior Secured Convertible Debentures due Mardh 25, 2006 (the "Debentures") (the "Underlying Shares"), and (ii) 828,861 shares of the Company's Common Stock, par value $0.01, that are issuable upon exercise of common stock purchase warrants (the "Warrant Shares").

         In this capacity, we have examined the Company's Certificate of Incorporation and By-laws, the proceedings of the Board of Directors of the Company relating to the issuance of the Underlying Shares and Warrant Shares and such other documents, instruments and matters of law as we have deemed necessary to the rendering of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with originals of all documents submitted to us as copies.

         Based upon the foregoing, we are of the opinion and advise you that (i) the Underlying Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon conversion thereof and delivery of the Underlying Shares in accordance with the Debentures and the countersigning of the certificate or certificates representing the Underlying Shares by a duly authorized signatory of the registrar for the Common Stock, the Underlying Shares will be validly issued, fully paid and nonassessable, and the Warrant Shares have been duly authorized by all necessary corporate action on the part of the Company and, upon payment of the exercise price for and delivery of the Warrant Shares in accordance with the common stock purchase warrants and the countersigning of the certificate or certificates representing the Warrant Shares by a duly authorized signatory of the registrar for the Common Stock, the Warrant Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the use of our name in the Registration Statement and under the caption "Legal Matters" in the related Prospectus and consent to the filing of this opinion as an exhibit to the Registration Statement.


                                    Very truly yours

                                    /s/ Piper Marbury Rudnick & Wolfe LLP